Exhibit 10.1

AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT (this “Amendment”) to the Employment Agreement dated October 1, 2021 (the “Original Employment Agreement”), by and between AeroCentury Corp., a Delaware corporation (the “Company”) and Yucheng Hu (the “Employee”), is entered into as of December 16, 2021.

WHEREAS, the Company and Employee are parties to the Original Employment Agreement;

WHEREAS, pursuant to Section 4(a) of the Original Employment Agreement, Employee’s base salary may be decreased with approval by the Board of Directors (the “Board”) of the Company from time to time;

WHEREAS, on December 13, 2021, the Board approved the change in Employee’s annual base salary from $192,000.00 to $1.00 (the “Salary Change”); and

WHEREAS, the Company and Employee desire to amend the Original Employment Agreement to reflect the Salary Change on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Employee agree as follows:

1. Defined Terms. Capitalized terms used and not defined in this Amendment have the respective meanings assigned to them in the Original Employment Agreement.

2. Amendment to the Original Employment Agreement. Section 4(a) of the Original Employment Agreement is hereby amended and restated in its entirety as follows:

“(a) Base Salary. Employee shall be paid an annualized base salary, payable in accordance with the regular payroll practices of the Company, of $1.00, with increases or decreases, if any, as may be approved by the Board or the Compensation Committee from time to time.

3. Acknowledgement. Employee acknowledges and agrees that he has carefully read this Amendment in its entirety, fully understands and agrees to its terms and provisions and intends and agrees that it be final and legally binding on Employee and the Company.

4. Governing Law. This Agreement will be governed by and construed and enforced in accordance with the laws of California without giving effect to the principles of conflicts of laws.

5. Counterparts. This Amendment may be executed in several counterparts, each of which shall be deemed to be an original and, all of which taken together constitute one and the same amendment.

6. Incorporation. The operative provisions of this Amendment shall be deemed to be a part of the Original Employment Agreement as if originally provided therein. Except as expressly provided in this Amendment, all of the terms and provisions of the Original Employment Agreement are and will remain in full force and effect and are hereby ratified and confirmed by the Parties.

7. Date of Effectiveness. This Amendment will be deemed effective as of the date first written above (the “Effective Date”).

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first written above.

AEROCENTURY CORP.

By:	/s/ Qin (Carol) Wang
Name:	Qin (Carol) Wang
Title:	Chief Financial Officer

EMPLOYEE

By:	/s/ Yucheng Hu
Name:	Yucheng Hu